EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Amendment No. 1 to Registration Statement No. 33-57661 of Key Tronic Corporation on Form S-3 of our report dated August 24, 1994, appearing in and incorporated by reference in the Annual Report on Form 10K of Key Tronic Corporation for the year ended July 2, 1994 and to the reference to us under the heading "Experts" in this Registration Statement.

/S/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Seattle, Washington

May 19, 1995